Exhibit 10.6(b)
BANK RHODE ISLAND
AMENDMENT NO. 2
TO
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
WHEREAS, under Article VIII of the Plan, the Compensation Committee may amend the Plan at any time, provided that such amendment shall not reduce the vested benefit of any Participant or amend Section 6.1 or 6.2 of the Plan without the consent of all Participants who have vested benefits under the Plan; and
WHEREAS, under Section 3.1 of the Plan, the Compensation Committee has the authority to select from time to time those employees who will be Participants in the Plan and the Applicable Benefit Amount (as such terms are defined in the Plan); and
WHEREAS, on August 12, 2009, the Compensation Committee approved amending the Plan to revise the benefits under the Plan for certain key employees; and
NOW, THEREFORE, the Plan is amended as follows:
1.	That Schedule B is amended in its entirety as set forth in the Schedule B attached hereto.

2.	All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Bank has caused this Amendment No. 2 to the Amended and Restated Supplemental Executive Retirement Plan to be executed by its duly authorized officer as of the 12th day of August, 2009.

BANK RHODE ISLAND

By:	/s/ John R. Berger John R. Berger,
Chairman of the Compensation Committee
Attest:

Margaret D. Farrell
Secretary

SCHEDULE B

Participants:	Applicable Benefit Amount and Vesting

Merrill W. Sherman	The greater of (A) 55% of the Participant’s Average Total Cash Compensation, minus: (i) fifty percent (50%) of the Participant’s Primary Social Security Amount and (ii) the 401K Plan Benefit, or (B) $425,000. Except as provided under Sections 3.2 (b) and 6.1, the Benefit $250,000 of the Applicable Benefit Amount shall be fully vested and shall be referred to as the “Base Benefit Amount” and the balance shall be referred to as the “Increased Benefit Amount.” The Increased Benefit Amount shall be vested as follows: 20% on November 1, 2005, 40% (cumulative) on November 1, 2006, 60% (cumulative) on November 1, 2007, 80% (cumulative) on November 1, 2008 and 100% (cumulative) on November 1, 2009.

Linda Haber-Simmons	$50,000 (the “Base Benefit Amount”) plus the Increased Benefit Amount, which shall be equal to 70% of the Participant’s Average Base Compensation, minus: (i) the vested portion of the Base Benefit Amount, (ii) fifty percent (50%) of the Participant’s Primary Social Security Amount and (iii) the 401K Plan Benefit (the “Increased Benefit Amount”, and together with the Base Benefit Amount (if any) the “Benefit Amount”). Except as provided under Sections 3.2(b) and 6.1, the Base Benefit Amount shall be vested as follows: 20% on November 1, 2009, 40% (cumulative) on November 1, 2010, 60% (cumulative) on November 1, 2011, 80% (cumulative) on November 1, 2012 and 100% (cumulative) on November 1, 2013 and the Increased Benefit Amount shall be vested as follows: 20% on August 1, 2010, 40% (cumulative) on August 1, 2011, 60% (cumulative) on August 1, 2012, 80% (cumulative) on August 1, 2013 and 100% (cumulative) on August 1, 2014.

Participants:	Applicable Benefit Amount and Vesting

James V. DeRentis	70% of the Participant’s Average Base Compensation, minus: (I) fifty percent (50%) of the Participant’s Primary Social Security Amount and (iii) the 401K Plan Benefit. Except as provided under Sections 3.2 (b) and 6.1, the Benefit Amount in excess of $35,000 shall be vested as follows: 20% on November 1, 2008, 40% (cumulative) on November 1, 2009, 60% (cumulative) on November 1, 2010, 80% (cumulative) on November 1, 2011 and 100% (cumulative) on November 1, 2012. $35,000 of the Applicable Benefit Amount shall be fully vested after five Years of Service. $35,000 of the Applicable Benefit Amount shall be referred to as the “Base Benefit Amount” and the balance shall be referred to as the “Increased Benefit Amount.”

Mark Meiklejohn	$100,000 (the “Base Benefit Amount”). Except as provided under Sections 3.2(b) and 6.1, the Base Benefit Amount shall be vested as follows: 5% on November 1, 2011; an additional 5% on November 1, 2012; an additional 20% on November 1, 2013, an additional 20% on November 1, 2014, an additional 20% on November 1, 2015, an additional 15% on November 1, 2016 and an additional 15% on November 1, 2017.

Robert H. Wischnowsky	$25,000 (the “Base Benefit Amount”). Except as provided under Sections 3.2(b) and 6.1, the Base Benefit Amount shall be vested as follows: 20% on August 1, 2015; an additional 20% on August 1, 2016, an additional 20% on August 1, 2017, an additional 20% on August 1, 2018, an additional 20% on August 1, 2019.

Adjustment for Early Termination under Section 5.1(c): The Applicable Benefit Amount with respect to a Participant who ceases to be an Employee for any reason prior to the Normal Retirement Date shall be the vested portion of the Base Benefit Amount plus the annual payment calculated by converting that portion of the Participant’s Increased Benefit Amount, if any, that is attributable to the amount the Bank has accrued on its books as a liability for the Participant’s benefit as of the date of the Participant’s early termination multiplied by the vested percentage as of such date of termination to an annuity, payable for the life of the Participant only, using factors set forth in Schedule D.
Change of Control Benefit Amount :

Participants:	Benefit Amount

Merrill W. Sherman	$425,000

Linda Haber-Simmons	$289,351

Mark Meiklejohn	$100,000

Robert H. Wischnowsky	$25,000
Pre-Retirement Death Benefit for Merrill W. Sherman and James V. DeRentis:
If Ms. Sherman or Mr. DeRentis dies before her or his retirement benefits have commenced while still employed by the Bank, there shall be a death benefit payable under this Plan equal to the (i) sum of (a) the projected amount that the Bank would have been required to accrue as a liability for the Participant’s Base Benefit Amount in the event of such Participant’s termination of employment at age sixty-five (65), using factors set forth in Schedule D plus (b) the amount that the Bank has accrued on its books as a liability for the Participant’s Increased Benefit Amount under this Plan, as of the date of the Participant’s death, minus (ii) the amount of death benefit, if any, that is payable under any death benefit or insurance arrangement that specifically references this Plan (but not less than zero).

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